As filed with the Securities and Exchange Commission on January 30, 2004

Registration No. 333-76018

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

Post-Effective Amendment No. 3
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

PRG-Schultz International, Inc.
(Exact name of registrant as specified in its charter)

Georgia	58-2213805
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

_________________

600 Galleria Parkway
Suite 100
Atlanta, Georgia 30339-5986
(770) 779-3900
(Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

_________________

Clinton McKellar, Jr., Esq.
General Counsel
PRG-Schultz International, Inc.
600 Galleria Parkway
Suite 100
Atlanta, Georgia 30339-5986
(770) 779-3900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_________________

COPIES TO:
B. Joseph Alley, Jr., Esq.
Arnall Golden Gregory LLP
2800 One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3450
(404) 873-8500

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        Approximate Date of Commencement of Proposed Sale To The Public: No additional sales of securities will be made pursuant to this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

_________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

PRG-Schultz International, Inc. (the "Company") files this Post-effective Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-49300) (as amended, the "Registration Statement") to deregister those Securities previously registered by the Registration Statement that remain unsold as of the date hereof. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Company's contractual obligation to maintain the effectiveness of the Registration Statement. Those selling securityholders that are not "affiliates" of the Company, as defined in Rule 144 under the Securities Act, may continue to sell subject securities as may be permitted by Rule 144(k).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 30, 2004.

PRG-SCHULTZ INTERNATIONAL, INC.

By: /s/ John M. Cook
John M. Cook President, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John M. Cook John M. Cook	President, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 30, 2004

/s/ Donald E. Ellis, Jr. Donald E. Ellis, Jr.	Executive Vice President - Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 30, 2004

/s/ Allison Aden Allison Aden	Senior Vice President - Finance (Principal Accounting Officer)	January 30, 2004

*______________________________ Arthur N. Budge, Jr.	Director

_______________________________ David A. Cole	Director

_______________________________ Gerald E. Daniels	Director

*______________________________ Jonathan Golden	Director

*______________________________ Garth H. Greimann	Director

_______________________________ N. Colin Lind	Director

*______________________________ E. James Lowrey	Director

*______________________________ Thomas S. Robertson	Director

*______________________________ Howard Schultz	Director

*______________________________ Jacquelyn M. Ward	Director

*By:/s/ Donald E. Ellis, Jr. Donald E. Ellis, Jr. Attorney-in-Fact		January 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

24*	Power of Attorney.
24.1*	Power of Attorney.

* Previously filed.